Exhibit 99.1

Fairchild Semiconductor Reports Results for the Second Quarter of 2007

•	Fairchild Returns to Sales and Gross Margin Growth in the Second Quarter
•	Higher Order Rates Expected to Drive Solid Third Quarter Sales and Margin Growth

Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced results for the second quarter ended July 1, 2007. Fairchild reported second quarter sales of $408.9 million, up 2% from the prior quarter and 1% higher than the second quarter of 2006.

Fairchild reported second quarter net income of $3.4 million or $0.03 per diluted share compared to net income of $6.3 million or $0.05 per diluted share in the prior quarter and a net income of $23.0 million or $0.18 per diluted share in the second quarter of 2006. Gross margin was 28.0%, 30 basis points higher sequentially and 280 basis points lower than in the second quarter of 2006. Included in the second quarter results were $5.5 million of restructuring and impairment charges related to the consolidation of offices, closing a small facility in Asia as well as some asset impairments in our factories, $1.7 million for potential settlement losses, and $1.6 million of purchase accounting charges related to the acquisition of System General. Excluding this purchase accounting charge, gross margin was 28.4%.

Fairchild reported second quarter adjusted net income of $17.7 million or $0.14 per diluted share, compared to adjusted net income of $20.1 million or $0.16 per diluted share in the prior quarter and adjusted net income of $28.8 million or $0.23 per diluted share in the second quarter of 2006. Adjusted net income excludes amortization of acquisition-related intangibles, purchase accounting charges and in-process R&D related to the acquisition of System General, restructuring and impairments, reserves for potential settlement losses, net gain on the sale of the LED lamps and displays product line, associated net tax benefits of these items and other acquisition-related intangibles, and certain discrete tax benefits and charges.

“Order rates for the second quarter were up over the prior quarter which helped us to increase sales sequentially and to build a higher starting backlog position for the third quarter,” said Mark Thompson, Fairchild’s president and CEO. “We maintained internal and channel inventories within our target range and are managing our output to hold inventories in the third quarter at or below the current levels. We begin the third quarter with a healthy backlog position which reflects our customers’ expectations for higher sell-through and end market demand in the second half of 2007. This seasonal demand strength and our corresponding higher factory loadings coupled with our improving mix and new product design wins should help us to deliver solid sequential sales and margin growth in the current cycle.

End Markets and Channel Activity

“Revenue by end market was generally within our expectations during the second quarter with the computing and consumer markets seeing the biggest sequential sales increase which was partially offset by lower industrial sales,” said Thompson. “We recorded increased order rates for our products supporting the computing, consumer and handset end markets. Distributor sell-through was higher than the prior quarter and we expect another sequential increase in re-sales during the third quarter.

Utilization and Lead Times

“The improvement in order rates caused lead times to increase from about 10 weeks a quarter ago to a range of 10 – 12 weeks during the second quarter,” stated Thompson. “We also increased factory loadings during the second quarter in response to higher demand which drove an improvement in our utilization rates from the prior quarter.

Second Quarter Financials

“We delivered solid financial results in the second quarter while continuing our disciplined approach to channel and inventory management,” said Mark Frey, Fairchild’s executive vice president and CFO. “Adjusted gross margin came in a little better than expected and should continue to benefit in the third quarter from our higher factory loadings. Internal inventories were down slightly in the second quarter and remain at about 75 days. Our inventory in the distribution channel was roughly flat with the prior quarter and remains within our target range. R&D and SG&A expenses were lower than expected due to spending controls and adjustments to the bonus accrual. Net interest and other expenses were within forecast at $5.5 million.

“Cash and marketable securities increased $19 million to $447.8 million in the second quarter which reflected cash flow from operations of $49.5 million and capital spending of $34 million,” stated Frey.

Third Quarter Guidance

“We expect third quarter revenues to be up 2%—4% and gross margin to be approximately 100 – 200 basis points higher sequentially,” said Frey. “At the start of the third quarter, we had about 90% of this sales guidance booked and scheduled to ship. We expect R&D and SG&A spending to be approximately $88.0 – $90.0 million in the third quarter as we continue to exercise strict controls over spending. Net interest and other expenses are expected to be $5.0—$5.5 million for the third quarter.

This press release includes references to adjusted net income (loss) (which excludes amortization of acquisition-related intangibles, purchase accounting charges and in-process R&D related to the acquisition of System General, restructuring and impairments, reserves for potential settlement losses, net gain on the sale of the LED lamps and displays product line, associated net tax benefits of these items and other acquisition-related intangibles, and certain discrete tax benefits and charges), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these expenses and other items), and a reconciliation from adjusted net income (loss) to GAAP net income (loss) and adjusted gross profit to GAAP gross profit. GAAP and adjusted results both include equity based compensation expense. Adjusted results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Fairchild presents adjusted results because its management uses them as additional measures of the company’s operating performance, and management believes adjusted financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring, non-cash or otherwise unusual transactions. Fairchild’s criteria for determining adjusted results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward Looking Statements:

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance.

Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: our ability to satisfy the conditions to completing the System General share swap and merger; changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high-performance power products critical to today’s leading electronic applications in the computing, communications, consumer, industrial and automotive segments. Fairchild, The Power Franchise®, offers the industry’s broadest portfolio of power discrete and analog products that optimize system power as well as leading signal path components that complement them. In 2007, Fairchild celebrates its “50/10” anniversary, commemorating 10 years as a new company and 50 years in the industry. Known as the “Father of Silicon Valley,” Fairchild developed the planar transistor in 1958 — and with it a new industry. Today, Fairchild is an application-driven, solution-based product supplier providing online design tools and design centers worldwide as part of its comprehensive Global Power Resource(TM). Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:
Patti Olson	Dan Janson	Marsha Lisak, Senior Account Executive
Corporate Communications	Investor Relations	WelComm, Inc.
(800) 341-0392 X 8728 Fax: (207) 775-8161	(207) 775-8660 Fax: (207) 761-3415	(805) 223-2311 Fax: (858) 279-5400
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	Email: marsha@welcomm.com

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Total revenue	$408.9	$402.6	$406.3	$811.5	$815.8
Cost of sales (1)	294.3	291.1	281.3	585.4	568.3

Gross profit	114.6	111.5	125.0	226.1	247.5

Gross profit %	28.0%	27.7%	30.8%	27.9%	30.3%

Operating expenses:
Research and development (2)	28.6	26.9	26.3	55.5	52.5
Selling, general and administrative (3)	60.5	57.2	60.3	117.7	120.3
Amortization of acquisition-related intangibles	5.6	6.8	5.8	12.4	11.7
Restructuring and impairments	5.5	0.6	—	6.1	—
Purchased in-process research and development	—	3.7	—	3.7	—
Reserve for potential settlement losses	1.7	—	—	1.7	—
Gain on sale of product line, net	—	—	(1.7)	—	(4.9)

Total operating expenses	101.9	95.2	90.7	197.1	179.6

Operating income	12.7	16.3	34.3	29.0	67.9
Other expense, net	5.5	4.7	5.6	10.2	11.5

Income before income taxes	7.2	11.6	28.7	18.8	56.4

Provision for income taxes	3.8	5.3	5.7	9.1	6.8

Net income	$3.4	$6.3	$23.0	$9.7	$49.6

Net income per common share:
Basic	$0.03	$0.05	$0.19	$0.08	$0.41

Diluted	$0.03	$0.05	$0.18	$0.08	$0.40

Weighted average common shares:
Basic	123.9	123.4	122.2	123.6	121.9

Diluted	126.3	125.7	124.6	126.2	124.3

(1) Equity compensation expense included in cost of sales	$1.3	$1.7	$1.7	$3.0	$2.4
(2) Equity compensation expense included in research and development	$1.1	$0.9	$1.3	$2.0	$2.3
(3) Equity compensation expense included in selling, general and administrative	$4.4	$3.5	$4.6	$7.9	$8.2

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income To Adjusted Net Income

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net income	$3.4	$6.3	$23.0	$9.7	$49.6
Adjustments to reconcile net income to adjusted net income:
Restructuring and impairments	5.5	0.6	—	6.1	—
Purchased in-process research and development	—	3.7	—	3.7	—
Reserve for potential settlement losses	1.7	—	—	1.7	—
System General purchase accounting charges	1.6	2.1	—	3.7	—
Gain on sale of product line, net	—	—	(1.7)	—	(4.9)
Amortization of acquisition-related intangibles	5.6	6.8	5.8	12.4	11.7
Associated tax effects of the above and other acquisition intangibles	(0.1)	(0.3)	1.7	(0.4)	1.5
Tax benefits from finalized tax filings and audit outcomes	—	0.9	—	0.9	(3.5)

Adjusted net income	$17.7	$20.1	$28.8	$37.8	$54.4

Adjusted net income per common share:
Basic	$0.14	$0.16	$0.24	$0.31	$0.45

Diluted	$0.14	$0.16	$0.23	$0.30	$0.44

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Profit To Adjusted Gross Profit

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Gross profit	$114.6	$111.5	$125.0	$226.1	$247.5
Adjustments to reconcile gross profit to adjusted gross profit:
System General purchase accounting charges	1.6	2.1	—	3.7	—

Adjusted gross profit	$116.2	$113.6	$125.0	$229.8	$247.5

Adjusted gross profit %	28.4%	28.2%	30.8%	28.3%	30.3%

Adjusted net income, adjusted net income per share, and adjusted gross profit should not be considered as alternatives to net income, net income per share, gross profit or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	July 1, 2007	April 1, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$372.8	$315.6	$525.2
Short-term marketable securities	73.0	111.2	59.1
Receivables, net	176.2	170.2	163.3
Inventories	240.7	241.4	238.9
Other current assets	38.5	36.4	42.0

Total current assets	901.2	874.8	1,028.5

Property, plant and equipment, net	647.2	641.8	646.4
Intangible assets, net	132.9	139.1	103.6
Goodwill	346.0	345.7	229.9
Long-term marketable securities	2.0	2.0	2.1
Other assets	43.7	41.3	35.1

Total assets	$2,073.0	$2,044.7	$2,045.6

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3.7	$3.8	$2.8
Accounts payable	125.9	108.2	90.2
Accrued expenses and other current liabilities	112.3	119.7	169.5

Total current liabilities	241.9	231.7	262.5

Long-term debt, less current portion	586.9	587.8	589.7
Other liabilities	74.1	71.1	59.0
Minority Interest	1.3	1.3	—

Total liabilities	904.2	891.9	911.2
Temporary equity - deferred stock units	2.5	2.7	2.2
Total stockholders’ equity	1,166.3	1,150.1	1,132.2

Total liabilities, temporary equity and stockholders’ equity	$2,073.0	$2,044.7	$2,045.6

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	July 1, 2007	July 1, 2007	July 2, 2006
Cash flows from operating activities:
Net income	$3.4	$9.7	$49.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	31.3	63.3	57.0
Non-cash stock-based compensation expense	6.8	12.9	12.9
Non-cash restructuring and impairments expense	2.4	2.4	—
Purchased in-process research & development	—	3.7	—
Deferred income taxes, net	2.3	(2.1)	1.1
Other	0.7	1.1	(3.2)
Changes in operating assets and liabilities, net of acquisitions	2.6	(17.5)	(51.5)

Cash provided by operating activities	49.5	73.5	65.9

Cash flows from investing activities:
Capital expenditures	(34.0)	(50.7)	(56.6)
Purchase of marketable securities	(58.4)	(137.5)	(94.6)
Sale of marketable securities	96.6	124.8	116.8
Maturity of marketable securities	—	0.1	19.7
Other	(0.5)	(1.0)	4.7
Acquisitions and divestitures, net of cash acquired	0.6	(171.2)	—

Cash provided by (used in) investing activities	4.3	(235.5)	(10.0)

Cash flows from financing activities:
Repayment of long-term debt	(1.0)	(1.9)	(52.2)
Proceeds from issuance of common stock and from exercise of stock options, net	9.6	23.2	20.9
Other	(5.2)	(11.7)	(5.4)

Cash provided by (used in) financing activities	3.4	9.6	(36.7)

Net change in cash and cash equivalents	57.2	(152.4)	19.2
Cash and cash equivalents at beginning of period	315.6	525.2	330.7

Cash and cash equivalents at end of period	$372.8	$372.8	$349.9